Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Dino Dina, M.D., hereby certify, pursuant to 18 U.S.C § 1350, as adopted pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to § 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of Dynavax Technologies Corporation (the “Company”), that, to the best of my knowledge:

(i) The Annual Report of the Company on Form 10-K for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ DINO DINA, M.D.
Dino Dina, M.D.
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 16, 2010

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Dynavax Technologies Corporation under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.